EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director of Stage Stores, Inc., a Nevada corporation (the “Company”), hereby constitute and appoint James R. Scarborough and Edward J. Record, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, to sign, one or more Annual Reports for the Company’s 2007 fiscal year ended February 2, 2008, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, and any amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has signed this Power of Attorney as of the 15th day of February, 2008.

/s/ Alan J. Barocas	/s/ Margaret T. Monaco
Alan J. Barocas, Director	Margaret T. Monaco, Director

/s/ Michael L. Glazer	/s/ William J. Montgoris
Michael L. Glazer, Director	William J. Montgoris, Director

/s/ Michael E. McCreery	/s/ Sharon B. Mosse
Michael E. McCreery, Director	Sharon B. Mosse, Director

/s/ John T. Mentzer	/s/ David Y. Schwartz
John T. Mentzer, Director	David Y. Schwartz, Director